Exhibit 99.1

BroadVision Contact:

Bill Meyer
Chief Financial Officer
650-261-5100

BroadVision, Inc. Announces Fourth Quarter 2003 Results

Company Reports Significant Growth in License Revenue

REDWOOD CITY, Calif. — January 22, 2004 — BroadVision, Inc. (Nasdaq: BVSN), a global provider of self-service web applications, today reported financial results for its fourth quarter ended December 31, 2003.  Revenues for the fourth quarter of 2003 were $23.3 million, compared with revenues of $18.6 million for the third quarter ended September 30, 2003 and $28.8 million for the fourth quarter of 2002. License revenue for the quarter totaled $10.4 million versus $5.1 million in the third quarter of 2003.

In the fourth quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $18.9 million, or $0.57 per share, which included a restructuring charge of $22.0 million attributable almost exclusively to excess facilities. The GAAP net loss for the quarter compares with a GAAP net loss of $10.3 million, or $0.31 per share, for the third quarter of 2003, and a GAAP net loss of $10.0 million, or $0.31 per share, in the fourth quarter of 2002.

Pro forma net income for the fourth quarter of 2003 was $3.0 million, or $0.09 per diluted share, compared with a pro forma net loss of $5.5 million, or $0.17 per diluted share, in the third quarter of 2003 and pro forma net income of $3.7 million, or $0.12 per share, in the fourth quarter of 2002. Pro forma results exclude certain restructuring and non-cash charges that totaled $22.0 million in the fourth quarter of 2003, $4.8 million in the third quarter of 2003 and $13.7 million in the fourth quarter of 2002. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges and restructuring expenses that the Company believes are not indicative of its ongoing operations.

For the fiscal year ended December 31, 2003, revenue was $88.1 million as compared with revenue of $115.9 for the year ended December 31, 2002.  Net loss for 2003 under generally accepted accounting principles was $35.5 million, or $1.08 per diluted share, down from a net loss of $170.5 million, or $5.32 per diluted share, in 2002.  Further, the Company generated pro forma net income of $1.1 million, or $0.03 per diluted share, in the year ended December 31, 2003, as compared with a pro forma net loss of $31.2 million, or $0.98 per diluted share, in the prior year.

“I am very pleased with our results for the fourth quarter as we successfully executed against our goals,” said Dr. Pehong Chen, BroadVision’s president and CEO.  “We delivered a significant sequential increase in license revenue, continued to effectively manage our cost structure, and built our pipeline for 2004. We saw strong license renewal commitments from many of our existing customers, and achieved exciting wins with new brand name accounts. Our business plan remains on track and we look forward to leveraging our fourth quarter success into 2004.”

During the fourth quarter of 2003, BroadVision closed new and repeat business in all key vertical markets with companies such as AstraZeneca, Blue Cross Blue Shield of Illinois, British Telecom, Bristol-Myers Squibb, Circuit City, Mettler-Toledo, O2, Pfizer, Sears, the United States Air Force, the United States Postal Service and Xerox.

Conference Call

BroadVision will hold a conference call to discuss this press release and related matters at 5:00 pm Eastern Time, January 22, 2004. The call, hosted by Dr. Pehong Chen, president and CEO of BroadVision, can be accessed live by dialing 800-901-5213; pass code 59179205 or live and thereafter by visiting the investor relations section of the Company’s website at www.broadvision.com/ir.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision is a global provider of personalized self-service web applications. Our integrated suite of process, commerce, portal, and content solutions helps customers rapidly increase revenues and reduce costs. Over 1,000 organizations - including Wal-Mart, Vodafone, Cardinal Health, Hewlett-Packard, Toyota, Japan Airlines and the U.S. Air Force - serving nearly 60 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives.

For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

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BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,
	2003	2002

ASSETS

Current assets:
Cash and cash equivalents	$78,776	$77,386
Short-term investments	—	24,484
Accounts receivable, less allowance for doubtful accounts and reserves of $3,022 and $5,502 as of December 31, 2003 and December 31, 2002, respectively	15,380	22,917
Prepaids and other	5,346	9,181
Total current assets	99,502	133,968
Property and equipment, net	15,400	26,600
Long-term investments	—	587
Restricted cash and investments	19,827	16,704
Equity investments	1,565	2,083
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,899
Other assets	2,354	2,874
Total assets	$195,082	$240,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and current portion of long-term debt	$27,977	$25,977
Accounts payable	9,186	8,105
Accrued expenses	34,761	55,787
Unearned revenue	7,596	14,158
Deferred maintenance	19,234	24,325
Total current liabilities	98,754	128,352
Long-term debt, net of current portion	969	1,945
Other noncurrent liabilities	87,409	68,206
Total liabilities	187,132	198,503
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,212,671	1,210,797
Accumulated other comprehensive loss	(49)	37
Accumulated deficit	(1,204,675)	(1,169,204)
Total stockholders’ equity	7,950	41,633
Total liabilities and stockholders’ equity	$195,082	$240,136

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

Three Months Ended December 31,

Twelve Months Ended December 31,

	2003	2002	2003	2002
Revenues:
Software licenses	$10,355	$11,239	$30,230	$40,483
Services	12,897	17,546	57,851	75,415
Total revenues	23,252	28,785	88,081	115,898
Cost of revenues:
Cost of software licenses	1,012	4,727	2,561	8,144
Cost of services	6,058	7,391	25,708	38,898
Total cost of revenues	7,070	12,118	28,269	47,042

Gross profit	16,182	16,667	59,812	68,856

Operating expenses:
Research and development	4,386	6,677	21,067	41,432
Sales and marketing	6,809	7,553	26,394	48,918
General and administrative	2,203	2,513	9,789	16,288
Litigation settlement costs	—	—	4,250	—
Goodwill and intangible amortization	—	887	887	3,548
Restructuring charge	21,995	7,299	35,356	110,449
Impairment of assets	—	—	—	3,129
Total operating expenses	35,393	24,929	97,743	223,764
Operating loss	(19,211)	(8,262)	(37,931)	(154,908)

Interest income, net	130	456	803	3,889
Other income (expense), net	316	(1,787)	2, 096	(11,900)
Loss before provision for income taxes	(18,765)	(9,593)	(35,032)	(162,919)
Provision for income taxes	(183)	(384)	(439)	(7,603)
Net loss	$(18,948)	$(9,977)	$(35,471)	$(170,522)

Basic loss per share	$(0.57)	$(0.31)	$(1.08)	$(5.32)
Diluted loss per share	$(0.57)	$(0.31)	$(1.08)	$(5.32)
Shares used in computing basic loss per share	33,080	32,261	32,800	32,036
Shares used in computing diluted loss per share	33,080	32,261	32,800	32,036

PRO FORMA FINANCIAL INFORMATION(1):

Net income (loss)	$3,047	$3,738	$1,070	$(31,276)
Basic income (loss) per share	$0.09	$0.12	$0.03	$(0.98)
Diluted income (loss) per share	$0.09	$0.12	$0.03	$(0.98)

(1) Pro forma net income (loss) and the related per share amounts exclude restructuring charges, amortization of acquired technology, impairment of equity investments and impairment of assets.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (in thousands):

	Three Months Ended
	Dec. 31, 2003	Sep. 30, 2003	Dec. 31, 2002
Net loss, generally accepted accounting principles	$(18,948)	$(10,265)	$(9,977)
Pro forma adjustments:
Restructuring charges	21,995	4,509	7,299
Amortization of acquired technology	—	—	887
Impairment of equity investments	—	298	2,321
Provision for deferred tax valuation allowance	—	—	—
Impairment of assets	—	—	3,208
Total pro forma adjustments	21,995	4,807	13,715
Pro forma net income (loss)	$3,047	$(5,458)	$3,738
Cost of revenues and operating expenses, generally accepted accounting principles	$42,463	$29,402	$37,047

Pro forma adjustments:
Restructuring charges	(21,995)	(4,509)	(7,299)
Amortization of acquired technology	—	—	(887)
Impairment of assets	—	—	(3,208)
Total pro forma adjustments	(21,995)	(4,509)	(11,394)
Pro forma cost of revenues and operating expenses	$20,468	$24,893	$25,653

	Twelve Months Ended December 31,
	2003	2002
Net loss, generally accepted accounting principles	$(35,471)	$(170,522)
Pro forma adjustments:
Restructuring charges	35,356	110,449
Amortization of acquired technology	887	3,548
Impairment of equity investments	298	12,633
Provision for deferred tax valuation allowance	—	6,279
Impairment of assets	—	6,337
Total pro forma adjustments	36,541	139,246
Pro forma net income (loss)	$1,070	$(31,276)

Cost of revenues and operating expenses, generally accepted accounting principles	$126,012	$270,806
Pro forma adjustments:
Restructuring charges	(35,356)	(110,449)
Amortization of acquired technology	(887)	(3,548)
Impairment of assets	—	(6,337)
Total pro forma adjustments	(36,243)	(120,334)
Pro forma cost of revenues and operating expenses	$89,769	$150,472